Exhibit 2.3


                AMENDMENT NO. 2 TO SECURITIES EXCHANGE AGREEMENT

         Amendment dated as of November 21, 2002 to the Securities Exchange Agreement dated April 5, 2002 and amended on June 5, 2002 (collectively the "Agreement"), by and between Fountain Pharmaceuticals, Inc., a Delaware corporation ("FPHI") and SiriCOMM, Inc., a Missouri corporation ("SiriCOMM") and the shareholders of SiriCOMM, Inc. (the "Shareholders").

         WHEREAS, the Agreement, as amended, terminated on September 30, 2002;

         WHEREAS, subsequent to the signing of the Agreement, SiriCOMM has issued an additional 40 shares of its common stock;

         WHEREAS, the parties desire to complete the transaction and therefore desire to extend the termination date of the Agreement and Fountain is willing to increase the number of shares to be issued to the Shareholders to accommodate the additional shareholders.

         NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Agreement, the parties agree as follows:

1. Certain Definitions.

         (a) Except as otherwise provided in this agreement, all words and terms defined in the Agreement have the same meanings in this agreement as such defined words and terms are given in the Agreement.

         (b) "Agreement" means the Securities Exchange Agreement dated April 5, 2002, and the Amendment dated June 5, 2002, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

         (c) "Amendment" means this agreement dated as of November 21, 2002.

2. Closing. Section 2 entitled "Closing" is further amended to change the date of September 30, 2002 to November 30, 2002.

         Section 6.8 is further amended to change the date located in the second line of this paragraph to November 30, 2002.

         Section 7.7 is further amended to change the date located in the second line of this paragraph to November 30, 2002.

3. Issuance and Exchange of Shares. The first recital paragraph on page 1 is amended to change the number of SiriCOMM shares outstanding from 9,778 to 9,818 and the second recital paragraph on page 1 is amended to change the number of post-split shares to be issued by FPHI to the Shareholders from 9,623,195 to 9,662,562.

         Section 1.2(c) is amended to change the number of post-split shares of FPHI stock to be exchanged with the Shareholders from 9,623,195 to 9,662,562.

         Section 4.2 is amended to change the number of SiriCOMM shares issued and outstanding from 9,778 to 9,818.

4. Signature Page. The signature page is amended to add Bill and Susan Perkin, William R. and Joy C. Fotsch and Marvin and Donna McDaniel as additional shareholders of SiriCOMM.

5. Effect of Original Agreement. Except as supplemented and amended by this Amendment as such conforming as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.

         This Amendment has been fully authorized and approved by all required corporate actions of both FPHI and SiriComm and does not violate any corporate charter document of the respective parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.



FOUNTAIN PHARMACEUTICALS, INC.                       SIRICOMM, INC.



/s/ Brendon K. Rennert                               /s/ Henry P. Hoffman
------------------------------                      ----------------------------
Brendon K. Rennert                                   Henry P. Hoffman
President and Sole Director                          President and Director

On behalf of the Shareholders:


/s/ Tom Noland
------------------------------
Tom Noland

Additional Shareholders:


/s/ Bill Perkin                                      /s/ William R. Fotsch
------------------------------                      ----------------------------
Bill Perkin                                          William R. Fotsch


/s/ Susann Perkin                                    /s/ Joy C. Fotsch
------------------------------                      ----------------------------
Susan Perkin                                         Joy C. Fotsch


/s/ Marvin McDaniel                                  /s/ Donna McDaniel
------------------------------                      ----------------------------
Marvin McDaniel                                      Donna McDaniel

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